EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated November 5, 1998, relating to the financial statements of Cardia, Inc, which appear in such Prospectus.


PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
November 30, 1998